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                                                                    EXHIBIT 10.2


                                SUPPORT AGREEMENT

      This Support Agreement (this "Agreement") is made and entered into as of May 30, 2002 (the "Effective Date"), by and between Accrue Software, Inc., a Delaware corporation ("Accrue") and Pilot Software Services Corp., a Delaware corporation ("Licensor").

                                    RECITALS

      WHEREAS, Accrue and Licensor are party to a certain Asset Purchase Agreement dated May 30, 2002; and

      WHEREAS, pursuant to the transaction contemplated by the Asset Purchase Agreement, Licensor desires to provide, and Accrue desire to receive, the support set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

                                   AGREEMENT

1. DEFINITIONS.

"Hit List Software" means the Hit List Software Products (as that term is defined in the Asset Purchase Agreement) excluding the third party software embedded therein pursuant to the agreements set forth in Section 1.01(a)(iv) -- 5 of the Disclosure Schedule of the Asset Purchase Agreement.

"Pilot Software" means the Pilot Software Products (as that term is defined in the Asset Purchase Agreement) excluding the third party software embedded therein pursuant to the agreements set forth in Section 1.01(a)(iv) -- 5 of the Disclosure Schedule of the Asset Purchase Agreement.

"Services" shall have the meaning set forth in Section 2.2.

"Software" means the Hit List Software and the Pilot Software.

Additional capitalized terms used herein shall have the same meaning set forth in the Asset Purchase Agreement.

2. MAINTENANCE AND SUPPORT.

2.1 Licensor will provide to Accrue, all bug fixes, patches, workarounds and other error corrections to the Software that Licensor generates and makes generally available to its customers during the term of this Agreement.

2.2 Upon the request of Accrue, and subject to resource availability, Licensor shall provide support services with respect to the Software to Accrue and its customers ("Services"), on a time and materials basis.

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      2.2.1 Statements of Work. Accrue shall provide to Licensor a separate statement of work ("SOW") for each project, assignment or task requested by Accrue. Each SOW shall expire upon the completion of the services under the SOW. Each SOW will become part of this Agreement by this reference when executed by authorized representatives of Accrue and Licensor and shall include: (a) a detailed description of the parties respective responsibilities; (b) an estimated performance schedule; and (c) the deliverables, if any. A SOW may only be amended or modified by a written document signed by authorized representatives of the parties. Licensor will retain the sole and exclusive right to control or direct the manner or means by which the Services are performed and may subcontract any or all of the Services.

      2.2.2 Data and Information. Accrue shall make available in a timely manner at no charge to Licensor all technical data, computer facilities, programs, files, documentation, test data, sample output, or other information and resources reasonably required by Licensor for the performance of the Services. Accrue will be responsible for, and assumes the risk of any problems resulting from, the content, accuracy, completeness and consistency of all such data, materials and information supplied by Accrue.

      2.2.3 Equipment. Accrue shall provide, at no charge to Licensor, office space and equipment (such as copies, fax machines, and modems) as Licensor reasonably requires to perform the Services.

      2.2.4 Contact Person. Each party will appoint, in writing, an employee or agent of such party to act as the "Contact Person" for all communication between the parties related to the Services. The Contact Person will be responsible for monitoring the status of the Services and will schedule regular meetings with both technical and management personnel of each party to review the status of the Services.

3. PAYMENT.

3.1. Accrue shall be billed on a monthly basis for all Services provided under
Section 2.2. All payments shall be made within thirty (30) days after receipt of a valid invoice. Accrue will pay interest on any overdue amount at a rate equal to the lesser of the maximum rate allowed by law or 1.5% per month, until such amount is paid in full.

3.2 Accrue agrees to pay all sales, use, value-added, excise or similar taxes imposed as a result of the services provided to Accrue hereunder (other than taxes based on Licensor's income).

4. DISCLAIMER OF IMPLIED WARRANTIES.

4.1 Licensor warrants that the Services will be provided by qualified, competent personnel and in accordance with generally accepted industry practices.


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4.2 LICENSOR MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT
LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5. CONFIDENTIAL INFORMATION.

5.1 Confidential Information. "Confidential Information" means any nonpublic and proprietary information or materials relating to a party's marketing business or technology which the disclosing party marks as "confidential" at the time of disclosure or confirms in writing is confidential within a reasonable time (not to exceed thirty (30) days) after disclosure. The terms and conditions (but not the existence) of this Agreement shall be deemed Confidential Information of each party. Notwithstanding the foregoing, Confidential Information does not include, and nothing in this Agreement shall prohibit or limit either party's use of, information (including but not limited to ideas, concepts, know-how, techniques, and methodologies) (i) previously known to it, (ii) independently developed by it, (iii) acquired by it from a third party which was not, to the receiving party's knowledge, under an obligation to the disclosing party not to disclose such information, or (iv) which is or becomes publicly available through no breach by the receiving party of this Agreement.

5.2 Protection of Confidential Information. Neither party will provide, disclose or otherwise make available to any third party any of the disclosing party's Confidential Information. Except as expressly provided herein, the receiving party will not use or disclose such Confidential Information without the disclosing party's prior written consent, except to the receiving party's employees or consultants on a need-to-know basis, provided that any such consultants have executed written agreements restricting use or disclosure of such Confidential Information that are at least as restrictive as the receiving party's obligations under this Section 5. In addition to the foregoing nondisclosure obligations, the receiving party agrees to use at least the same care and precaution in protecting such Confidential Information as the receiving party uses to protect the receiving party's own confidential and proprietary information and trade secrets, and in no event less than reasonable care. The receiving party shall return all Confidential Information promptly upon the request of the disclosing party or upon termination of this Agreement.

5.3 Equitable Remedy. Each party acknowledges that due to the unique nature of the other party's Confidential Information, the disclosing party will not have an adequate remedy in money or damages in the event of any unauthorized use or disclosure of such party's Confidential Information. In addition to any other remedies that may be available in law, in equity or otherwise, each party shall be entitled to seek any injunctive relief that may be appropriate to prevent such unauthorized use or disclosure.

6. TERM AND TERMINATION.

6.1 Term. This Agreement is effective as of the Effective Date, and will continue in effect for a period of two (2) years unless earlier terminated pursuant to this Section 7.


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6.2 Termination. Either party may terminate this Agreement if the other party materially breaches this Agreement and such breach has not been cured within sixty (60) days after written notice thereof.

6.3 Survival. Sections 5 (for a period of 3 years) and 7, as well as any accrued but unpaid payment obligations, shall survive the termination or expiration of this Agreement.

7. LIMITATION OF LIABILITY.

7.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT OR FOR BREACH HEREOF FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION LOST PROFITS OR LOSS OF BUSINESS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

8. GENERAL.

8.1 Independent Contractor Status. Each party agrees and acknowledges that in its performance of its obligations under this Agreement, it is an independent contractor of the other party, and is solely responsible for its own activities. Neither party shall have any authority to make commitments or enter into contracts on behalf of, bind or otherwise obligate the other party in any manner whatsoever. No joint venture, franchise or partnership is intended to be formed by this Agreement.

8.2 Entire Agreement; Amendment. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous oral or written understandings or agreements among the parties which relate to the subject matter hereof. No modification or amendment of this Agreement or any of its provisions shall be binding upon any party unless made in writing and duly executed by authorized representatives of all parties.

8.3 Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the conflicts of laws principles thereof. All disputes arising out of or related to this Agreement will be subject to the exclusive jurisdiction and venue of the California state and federal courts located in Santa Clara County, California and the parties hereby consent to such jurisdiction and venue. The United Nations Convention on Contracts for the Sale of Goods does not apply to this Agreement.

8.4 Assignment. Neither party may assign or transfer, whether voluntarily, by operation of law, or otherwise, any rights or delegate any duties under this Agreement without the prior written consent of the other party. Any purported transfer, assignment or delegation without such prior written consent will be null and void and of no force or effect. Notwithstanding the foregoing, both parties shall have the right to assign this Agreement to any successor to substantially all of its business or assets to which this Agreement relates, whether by merger, sale of assets, sale of stock, reorganization or otherwise. Subject to the foregoing, this Agreement


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will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

8.5 Notices. All notices, requests, consents and other communications which are required or permitted hereunder shall be in writing, and shall be delivered by registered U.S. mail, postage prepaid (effective three (3) days after mailing) or sent by facsimile or electronic mail, with a confirmation copy simultaneously sent by U.S. mail, postage prepaid (effective upon transmission), at the addresses set forth on the signature page. Notice of change of address shall be given in the same manner as other communications.

8.6 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

8.7 Counterparts. This Agreement may be executed in two counterparts, both of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

      IN WITNESS WHEREOF Accrue and Licensor, intending to be legally bound by the terms of this Agreement, have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

ACCRUE SOFTWARE, INC.

By:
       -------------------------------
Name:
       -------------------------------
Title:
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PILOT SOFTWARE SERVICES CORP.

By:
       -------------------------------
Name:
       -------------------------------
Title:
       -------------------------------


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